UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-effective Amendment #4
FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEGEND MARKETING, CORP.
(Exact name of registrant as specified in its charter)

Nevada	7380	71-0974648
State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

873 East 14th Street, North Vancouver, British Columbia Canada V7L 2P5
Telephone: (604) 765-0455
(Address and telephone number of registrant’s principal executive offices)

Franco Perrotta, President and Director
c/o CSC Services of Nevada, Inc.
502 E. John Street, Carson City, Nevada 89706
Telephone: (800) 877-4224
(Name, address and telephone number of agent for service)
Copy of communications to:
Bernard Pinsky, Esq.
Clark Wilson LLP
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	3,775,000	$0.03(2)	$113,250	$12.12
Total Registration Fee				$12.12

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion
_______________, 2008

LEGEND MARKETING, CORP.
A NEVADA CORPORATION

3,775,000 SHARES OF COMMON STOCK OF LEGEND MARKETING, CORP.
_________________________________

     This prospectus relates to 3,775,000 shares of common stock of Legend Marketing, Corp., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. The shares were acquired by the selling shareholders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a fixed price of $0.03 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Additionally, our company cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for expenses of this offering.

     Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2008.

     The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

     As used in this prospectus, the terms “we”, “us”, “our”, and “Legend Marketing” mean Legend Marketing, Corp. and our wholly owned subsidiary, 0710154 B.C. Ltd., unless otherwise indicated.

     All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

     We were incorporated in the State of Nevada on November 17, 2004. Our wholly owned subsidiary, 0710154 B.C. Ltd., was incorporated in British Columbia, Canada on December 1, 2004. Through our wholly-owned subsidiary 0710154 B.C. Ltd. we commenced operations of our magazine marketing and promotion business in the Province of British Columbia. We strive to help promote our current and future independent published magazine clients to achieve maximum circulation and sales efficiency. We plan to achieve this through a number of channels – newsstands where single copies are sold, subscriptions to individuals, controlled invited readers and bulk distribution to one address comprised mainly of hotels, country clubs, etc.

     The address of our resident agent in Nevada is located at 502 E. John Street, Carson City, Nevada 89706. Our principal executive offices are located at 873 East 14th Street, North Vancouver, British Columbia, Canada V7L 2P5. Our telephone number is (604) 765-0455. We have one wholly-owned subsidiary, 0710154 B.C. Ltd., a British Columbia, Canada corporation incorporated on December 1, 2004 and its principal office is located at 873 East 14th Street, North Vancouver, British Columbia, Canada, V7L 2P5.

     We are a development stage company. We are in the business of magazine and print media promotion and marketing. Our target market is the independently published magazines. We strive to help promote each of our current and future independent published magazine clients to increase the number of their subscribers. We currently only have one independently published magazine client, NUVO Magazine, and our contract with this client has been extended to December 31, 2009. Our contract with NUVO Magazine is an exclusive arrangement for us to market and promote the magazine. The owner of NUVO Magazine is the father-in-law of our President, Secretary and Treasurer, Franco Perrotta.

     We have incurred a net loss of $31,120 for the fiscal year ended April 30, 2007. In order to fully fund our plan of operation, we anticipate that we will require an additional $58,000 to $62,000 through the next twelve months.

     Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the consolidated financial statements for the year ended April 30, 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

     This prospectus covers the resale by the selling stockholders named in this prospectus of up to 3,775,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The offered securities represents 68.33% of our total issued and outstanding shares. The selling stockholders will sell their shares of our common stock at a fixed price of $0.03 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, our company cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. Please see the Plan of Distribution section at page 16 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

     There were 5,525,000 shares of our common stock issued and outstanding as at January 27, 2008.

Use of Proceeds

     We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

     The following information represents selected audited financial information for our company for the fiscal years ended April 30, 2006 and April 30, 2007 and selected unaudited financial information for our company for the six month period ended October 31, 2007. The summarized consolidated financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis” beginning on page 23 of this prospectus.

	Fiscal Year ended April 30, 2006	Fiscal Year ended April 30, 2007	Six Month Period ended October 31, 2007
Revenue	$84,777	$124,440	$84,823
Net Income (Loss) for the Period	($51,116)	($31,120)	$15,363
Earnings Per Share - basic and diluted	($0.010)	($0.005)	$0.002

	As at April 30, 2006	As at April 30, 2007	As at October 31, 2007
Working Capital (Deficiency)	$36,471	($5,351)	$20,290
Total Assets	$89,965	$43,397	$67,688
Total Number of Issued Shares of Common Stock	5,525,000	5,525,000	5,525,000
Weighted Average Shares Outstanding	5,525,000	5,525,000	5,525,000
Accumulated Deficit	($93,224)	($121,525)	($106,162)
Total Stockholders’ Equity	$36,471	($5,351)	$20,290

RISK FACTORS

     An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

We have had minimal revenues from operations and if we are not able to obtain further financing we may be forced to scale back or cease operations or our business operations may fail.

     To date we have not generated significant income from our operations and we have been dependent on sales of our equity securities to meet the majority of our cash requirements. We have generated $124,440 in revenue from the sale of NUVO Magazines pursuant to the Master Purchase, Supply and Distribution Agreement for the fiscal year ended April 30, 2007 and we have generated $84,823 in revenues for the six month period ended October 31, 2007. We generated net losses of $31,120 for the fiscal year ended April 30, 2007 and a net profit of $15,363 for the six month period ended October 31, 2007. We had a working capital of $5,351 as at April 30, 2007 and a working capital of $20,290 as at October 31, 2007. On January 31, 2005, we received an aggregate of $113,250 gross proceeds from private placement financings in which we sold shares of our common stock. We estimate that we will require between $58,000 and $62,000 to carry out our business plan for the next 12 months. Because we cannot anticipate when we will be able to generate significant revenues from our business, we will need to raise additional funds to continue to expand our magazine promotion and marketing business, to enter into promotion and distribution agreements with additional magazines, to respond to competitive pressures, or to respond to unanticipated requirements or expenses. If we are not able to generate significant revenues from the sale, promotion and distribution of magazines we will not be able to maintain our operations or achieve a profitable level of operations.

We have only commenced our business operations in December 2004 and we have a limited operating history. If we cannot successfully manage the risks normally faced by start-up companies, we may not achieve profitable operations and ultimately our business may fail.

     We have a limited operating history. Our operating activities since our incorporation on November 17, 2004 consisted primarily of entering into a Master Purchase, Supply and Distribution Agreement with NUVO Magazine and carrying out our obligation to promote and distribute NUVO magazines under that agreement. On December 1, 2004, we incorporated our wholly-owned subsidiary, 0710154 B.C. Ltd., a British Columbia, Canada company and began our operations in the Province of British Columbia, Canada. Our prospects are subject to the risks and expenses encountered by start up companies, such as uncertainties regarding our level of future revenues and our inability to budget expenses and manage growth accordingly and our inability to access sources of financing when required and at rates favorable to us. Our limited operating history and the highly competitive nature of the magazine distribution and promotion industry make it difficult or impossible to predict future results of our operations. We may not be able to persuade a large number of magazines to use our promotion and distribution services or we may not be able to sell those magazines which agree to use our services to a wide customer base. Our inability to accomplish either of these business objectives may result in the loss of some or all of your investment in our common stock.

The fact that we are in the early stage of development of our company and that we have only generated limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors’ report in connection with our audited consolidated financial statements.

     We are in the development stage and have generated limited revenues since our inception on November 17, 2004. Since we are still in the early stages of developing our company and because of the loss from business operations at April 30, 2006, our independent auditors’ report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without significant revenues until we increase the number of our independently published magazine clients. On January 31, 2005, we raised $113,250 through the sale of shares of our common stock. We estimate our average monthly operating expenses to be approximately $4,500 per month. At this rate we will not be able to expand our operations beyond current levels without generating significant revenues from our operations or obtaining further financing. Our primary source of funds has been the sale of our common stock. We cannot assure that we will be able to generate enough interest in our magazine promotion and distribution services. If we cannot attract a significant number of magazines to enter into promotion and distribution agreements with us, we will not be able to generate any significant revenues or income. In addition, if we are unable to establish and generate material revenues, or obtain adequate future financing, our business will fail and you may lose some or all of your investment in our common stock. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on the financial statements for the fiscal year ended April 30, 2007.

We will need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to scale back or cease operations or discontinue our business.

     We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our business model. Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, thereby jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

     As at October 31, 2007, we had cash in the amount of $54,251 but only had a working capital of $20,290. Accordingly we anticipate that we may not have sufficient funds to satisfy our cash requirements beyond the next three months if we stop generating revenues from our business operations. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- we are unable to create a substantial interest for our promotion and distribution services among the magazine publishers;

- we are unable to create a substantial interest for those magazines with whom we do eventually enter into promotion and distribution agreements among the end consumers; or

- we incur any significant unanticipated expenses.

     The occurrence of any of the aforementioned events could prevent us from pursuing our business plan, expanding our business operations and ultimately achieving a profitable level of such operations.

     We will depend almost exclusively on outside capital to pay for the continued development and marketing of our services. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

     If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our magazine promotion and distribution operations and so may be forced to scale back or cease operations or discontinue our business.

All of our assets and our sole director and officer are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our sole director and officer.

     All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, our sole director and officer is a national and resident of Canada and not the United States, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against him.

Because we face intense competition, an investment in our company is highly speculative.

     The magazine and publication promotion and marketing industry is characterized by intense and substantial competition. We believe that we will have to compete with large and established companies such as RetailVision,

Ingram Periodicals, Curtis Circulation Company, Time Distribution Services, Comag Marketing Group, as well as other small to medium sized magazine and publication promoters and distributors.

     These existing and future competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than us and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than we do. Increased competition by these existing and future competitors will negatively affect our ability to maintain or expand our operations, or achieve profitability.

Because we have only one officer and one director who are responsible for our managerial and organizational structure, when we become a public company, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and one director, Franco Perrotta. He is solely responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002 when we become a public company. When theses controls are implemented, our officer and director will be responsible for the administration of the controls. Should he not have sufficient experience or sufficient time to spend on our business operations, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities Exchange Committee which ultimately could cause us to lose money and possibly to go out of business.

The costs of being a public reporting company for our company because of the requirements imposed by the Sarbanes-Oxley Act may be very high and may cause us to devote a disproportional amount of our capital resources to the compliance of these requirements and adversely affect our financial conditions.

     The Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated by the Securities and Exchange Commission have increased the scope, complexity, and cost of corporate governance, reporting, and disclosure practices. These regulations are applicable to our company. We expect to experience increasing compliance costs, including costs related to preparation and filing of annual and periodic reports and costs related to internal controls, as a result of the Sarbanes-Oxley Act. These necessary costs are proportionately higher for a public company of our size and will affect our profitability more than that of some of our larger competitors and may adversely affect our financial conditions.

We depend on Franco Perrotta as the director and officer of our company to operate our business and if he leaves our company and we are unable to hire and replace him with qualified personnel, our results of operations will be adversely affected in a material manner.

     Our president, secretary, treasurer and director, Franco Perrotta, handles all of the responsibilities in the area of corporate administration, business development and research. The space for our executive and head office is also provided to us by Mr. Perrotta without charge. In addition, Mr. Perrotta will also provide us with capital raising services. Other than Mr. Perrotta, we do not anticipate hiring any additional employees in the near future. The loss of the services of this or other future director, executive officer or key personnel, or the inability to identify, hire, train and retain other qualified directors, executive officers or personnel in the future would have a material adverse affect on our business, financial condition and operating results. We do not maintain any life insurance policies on any director, executive, or key personnel for our benefit. If Mr. Perrotta sells all or most of his shares common stock, he may no longer have an incentive to remain with us, which would damage our business.

Because our sole officer, director and principal shareholder controls a large percentage of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.

     Our sole officer and director, Franco Perrotta, beneficially owns 31.67% of issued and outstanding shares of our common stock. As a result, he has the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our sole officer, director and principal shareholder, Franco Perrotta, effectively controls the company, investors will have difficulty replacing our management if they disagree with the way our business is being run. Because control by the insider could result in management making decisions that are in the best interest of the insider and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you would lose your investment.

     We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or business insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

     We are authorized to issue up to 75,000,000 common shares, of which 5,525,000 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

     There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange and, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

     We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

     Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 68.33% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

     Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

     Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

     In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission (see above and the “Market for Common Equity and Related Stockholder Matters” section at page 27 for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

     Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 6 to 11, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION’S PUBLIC REFERENCE

     Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

THE OFFERING

     This prospectus covers the resale by the selling stockholders named in this prospectus of up to 3,775,000 shares of common stock which were issued pursuant to a private placement offering made by us pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933.

     The selling stockholders will sell their shares of our common stock at a fixed price $0.03 per share until our common stock is quoted on the Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

     The selling stockholders will sell their shares of our common stock at a fixed price of $0.03 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The offering price of $0.03 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

     The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We have used the proceeds from the sales of the common shares to the selling stockholders for the purposes of basic working capital for the marketing of our business. This includes travel expenses of approximately $3,000, office supplies of approximately $3,000, legal fees of approximately $30,000, accountants’ fee of approximately $15,000, auditors’ fee of approximately $15,000 and management’s salary of approximately $48,000.

     We will incur all costs associated with this registration statement and prospectus. Our company estimates that the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $33,200.

DILUTION

     The common stock to be sold by the selling stockholders is the 3,775,000 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

     We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

     The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 3,775,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

     The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of January 27, 2008 and the number of shares of common stock covered by this prospectus.

     Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Stockholder and Position, Office or Material Relationship with Legend Marketing, Corp. (2)	Common Shares owned by the Selling Stockholder (3)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Wendy Parliament	50,000	50,000	Nil	0%
Robert James Beadle	85,000	85,000	Nil	0%

Name of Selling Stockholder and Position, Office or Material Relationship with Legend Marketing, Corp. (2)	Common Shares owned by the Selling Stockholder (3)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Victoria Schmitt	50,000	50,000	Nil	0%
M. Byron Woods	85,000	85,000	Nil	0%
Ian W. Connell	110,000	110,000	Nil	0%
James McPherson	205,000	205,000	Nil	0%
Janice McPherson	185,000	185,000	Nil	0%
Laurel A. Charnetski	80,000	80,000	Nil	0%
Jennifer Doornbosch	25,000	25,000	Nil	0%
Jason Raymond Welsh	55,000	55,000	Nil	0%
Tracey Heyes	50,000	50,000	Nil	0%
Greg Heyes	60,000	60,000	Nil	0%
C. Dobson	75,000	75,000	Nil	0%
Louise A. Welsh	60,000	60,000	Nil	0%
Jordan D. Welsh	100,000	100,000	Nil	0%
K. Noseworthy	55,000	55,000	Nil	0%
Kenneth John Charnetski	90,000	90,000	Nil	0%
Daria Moss	150,000	150,000	Nil	0%
Melvin Moss	75,000	75,000	Nil	0%
Glenda Marshall	125,000	125,000	Nil	0%
Joanne Chan	75,000	75,000	Nil	0%
Jennie Cho	75,000	75,000	Nil	0%
Diane Michelle Chan	35,000	35,000	Nil	0%
Kyong Soon Ramos	35,000	35,000	Nil	0%
Justin Patrick Chan	35,000	35,000	Nil	0%
Christine Kilbourn	235,000	235,000	Nil	0%
Arezoo A. Aliperti	100,000	100,000	Nil	0%
Fiore Aliperti	100,000	100,000	Nil	0%
Derek Feswick	50,000	50,000	Nil	0%
Fatemah F. Kashani	50,000	50,000	Nil	0%

Name of Selling Stockholder and Position, Office or Material Relationship with Legend Marketing, Corp. (2)	Common Shares owned by the Selling Stockholder (3)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Omid Karimy	50,000	50,000	Nil	0%
Michael Krasny	75,000	75,000	Nil	0%
Justin Hovis	150,000	150,000	Nil	0%
Randy Rinaldo	215,000	215,000	Nil	0%
Richard Velenosi	225,000	225,000	Nil	0%
Jordana Hovis	245,000	245,000	Nil	0%
Martino Ciambrelli	255,000	255,000	Nil	0%
Total:	3,775,000	3,775,000

(1) Assumes all of the shares of common stock offered are sold and calculated based on 5,525,000 common shares issued and outstanding on January 27, 2008.

(2) The respective selling security holders acquired their respective shares by way of private placement on January 31, 2005. We issued an aggregate of 3,775,000 common shares to the selling security holders at an offering price of $0.03 per share for gross offering proceeds of $113,250 in a private placement transaction relying on Rule 504 of Regulation D of the Securities Act of 1933. We implemented offering restrictions required by Rule 504 of Regulation D by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

(3) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

     We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangement from the NASD.

     From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

     To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

     We sold 1,750,000 shares to Mauro Baessato at $0.01 per share on November 30, 2004. Mr. Baessato subsequently sold these 1,750,000 shares to Franco Perrotta pursuant to the Section 4 1 / 2 exemption under the Securities Act of 1933 on October 15, 2005. These shares are not being registered under this prospectus.

PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a fixed price of $0.03 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation on the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our company, however, cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or on any other exchange. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

 (e) privately negotiated transactions; and

 (f) a combination of any aforementioned methods of sale.

     The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

     In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

     In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangement from the NASD.

     From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

     To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

     We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

     The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

     All expenses of the registration statement and prospectus including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

     Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

     We have not appointed a transfer agent and registrar for our common stock at this time and we will take steps to appoint a transfer agent upon the effectiveness of this registration statement.

LEGAL PROCEEDINGS

     We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Franco Perrotta	President (Principal Executive Officer), Secretary, Treasurer (Principal Accounting Officer and Principal Financial Officer), and Director	37	President (Principal Executive Officer), Secretary and Treasurer (Principal Accounting Officer and Principal Financial Officer) since October 15, 2005 Director since November 17, 2004

Business Experience

     The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed.

Franco Perrotta, President (Principal Executive Officer), Secretary, Treasurer (Principal Accounting Officer and Principal Financial Officer) and Director

Mr. Franco Perrotta was a teacher at St. Pius X Elementary School in North Vancouver, British Columbia from 2001 to 2003. After that, Mr. Perrotta worked as the sales director of Monte Cristo Jewellers in Vancouver, British Columbia from 2003 to 2005. Mr. Perrotta also served as a director of Tryx Ventures Corp., now known as MGN Technologies, Inc., from May 28, 2001, and as the Chief Financial Officer of that company from November 3, 2003. Mr. Perrotta resigned as a director and Chief Financial Officer of MGN Technologies Inc. on December 12, 2005. From March 19, 2007 to May 24, 2007, Mr. Perrotta also served as a director of Enterra Systems Inc., a British Columbia company reporting under the Securities and Exchange Act of 1934. Since January 20, 2006, Mr. Perrotta has also served as a director of Universal Exploration Corporation, a British Columbia company with shares listed on the TSX Venture Exchange. Since 2005, Mr. Perrotta has worked fulltime for our company. Mr. Perrotta currently spends approximately 60 hours per week providing services to our company, which represents all of his working hours.

Committees of the Board

     We do not have a separate audit committee at this time. Our sole director performs the functions of our audit committee.

Promoters

     The promoter of our company is our president, secretary, treasurer and director, Franco Perrotta.

Family Relationships

     There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

     Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 27, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Franco Perrotta Director, President, Secretary and Treasurer 873 East 14th Street North Vancouver, BC Canada V7L 2P5	1,750,000	31.67%
Director and Officer (as a group)	1,750,000	31.67%

(1) Based on 5,525,000 shares issued and outstanding as of January 27, 2008.

Changes in Control

     We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

     We are authorized to issue 75,000,000 shares of common stock with a par value of $0.001. As at January 27, 2008 we had 5,525,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share rateably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

     Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

     There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

     We engaged the firm of Pannell Kerr Forster (registered with PCAOB as Smythe Ratcliffe LLP, Chartered Accountants), to audit our consolidated financial statements for the years ended April 30, 2006 and April 30, 2007. There has been no change in the accountants and no disagreements with Pannell Kerr Forster, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

     The consolidated financial statements of Legend Marketing, Corp. included in this registration statement have been audited by Pannell Kerr Forster (registered with PCAOB as Smythe Ratcliffe LLP, Chartered Accountants), to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company’s ability to continue as a going concern) appearing elsewhere in the registration statement and prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director’s duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

     Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

     Our executive and head office is located at 873 East 14th Street, North Vancouver, British Columbia, Canada V7L 2P5, which is the residence of Franco Perrotta, our President and a director of our company. The office is provided to us by Mr. Perrotta without charge. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

DESCRIPTION OF BUSINESS

     We were incorporated in the State of Nevada on November 17, 2004 and commenced business operations through our wholly owned subsidiary, 0710154 B.C. Ltd., in British Columbia, Canada in December of 2004. 0710154 B.C. Ltd. was incorporated in the Province of British Columbia on December 1, 2004.

     We are in the business of magazine and print media promotion and marketing. Through our wholly-owned subsidiary, 0710154 B.C. Ltd., we provide marketing and promotion services to help new titles, independent, or special interest magazines and print media adapt to today’s complex and rapidly evolving market place.

     Our target market is the independently published magazines. We strive to help promote each of our current and future independent published magazine clients into a network which is designed and refined as their needs change to achieve maximum circulation and sales efficiency. We understand that for independent magazine publishers, producing a quality publication is only part of the process. Timely and broad distribution is equally important. However, because the magazine distribution industry in North America has been dominated with a few major wholesalers and distributors such as Time Distribution Services and Comag Marketing Group, it is difficult for independently published magazines to get through the complicated and treacherous magazine distribution channels in a cost effective fashion. Further, the distribution systems developed by national marketing companies for major publishers have very low efficiency levels. According to Michael Sullivan of Comag Marketing Group, for every 100,000 units pumped into the newsstand channels, 64,000 are returned and destroyed. That means distributors and retailers have to touch 164,000 units to sell 36,000. We believe our marketing and promotion services can be a reasonable alternative for independently published magazines to the distribution systems set up by national marketing companies. The statistics referred to in this paragraph can be found in an article published at the following URL address: http://findarticles.com/p/articles/mi_m3374/is_6_24/ai_85285883/print.

     Revenue for magazines is primarily generated from advertising. Subscriptions generate a much smaller proportion of total revenue. By increasing the number of magazines distributed to a targeted market, our current and prospective clients can increase their revenues by charging more to companies advertising in their magazines.

     Our current and future magazine clients are responsible for designing and printing the magazine. They collect all monies from subscriptions and advertising revenue. They will be responsible for delivering the magazines to a direct mail company who will, in turn, deliver the magazines to the subscribers. We will provide the direct mail company with the addresses of the subscribers.

     We are responsible for increasing the number of subscribers of the magazines. This is done through a number of channels – newsstands where single copies are sold, subscriptions to individuals, controlled invited readers and bulk distribution to one address comprised mainly of hotels, country clubs, etc.

We also plan to develop creative ways for new subscriptions including:

  direct mailings
  free standing-inserts
  preview issues
  agencies
  corporate subscriptions
  retailer partnerships
  hotel distribution
  airline partnerships
  club memberships
  premium contests
  credit card subscriptions

Current and Anticipated Sources of Revenue

     We anticipate that our primary contracts will be with independently published magazines. In our agreement with our current client, NUVO Magazine, we will receive 100% of the subscription proceeds from the magazines sold by us. The owner of NUVO Magazine is the father-in-law of our President, Secretary and Treasurer, Franco Perrotta.

     Under the Master Purchase, Supply and Distribution Agreement we entered into with NUVO Magazines, we have received 4.95% of the advertising revenue paid quarterly up to February 2007. Since February 2007 we have entered into an amending agreement with NUVO Magazine to increase our percentage of the advertising revenues to 6.95% for one full year and after that we will increase our percentage of advertising revenue to 8.95% . As the advertising revenue also increases based on increased readership, so does our income under this agreement. In December 2007, we entered into a second amending agreement to extend the term of the Master Purchase, Supply and Distribution Agreement to December 31, 2009. We plan to enter into promotion and marketing agreements with other independently published magazines based on arrangements similar to the one we have with NUVO Magazine. We are in the research stages of investigating those in the Canadian publishing marketplace who share similar publishing structures like NUVO Magazine to see if the business relationship that we share with NUVO Magazine can be universally adapted to other clients. This involves an analysis of potential client's distribution structures, desire/need to increase/streamline their distribution partners, creating customized promotional materials for potential retail and other partners in the efforts of expanding distribution points, etc. We do not anticipate having any new clients within the next twelve months.

     In the past twelve months, in addition to providing marketing services to NUVO Magazine we have also been trying to locate new magazines similar to NUVO Magazine in Canada because we see those magazines targeting the similar upper-class affluent readers in Canada as a natural extension of our market. We have telephoned independent publishers whom we believed were publishing magazines along the same line as NUVO Magazine and we have attended the “one-of-a-kind” trade show in Toronto where we hoped magazines show casing luxury lifestyles would be present. The result of our research indicated that at this point there is not another magazine in Canada that caters to the luxury lifestyle market. In the next 12 months we will attend events such as the “one-of-a-kind” trade show in Toronto in search of new clients. The magazine publishing industry is a fast-paced industry with publications coming and going yearly. We believe that we will be in the research stages and looking for new clients for the next 12 months and we do not anticipate having any new clients within the next twelve months. We are constantly researching the launching of new publications across Canada in search of a magazine that caters to the more affluent readers. If a new magazine catering to the more affluent readers were to be released, we believe that we would be one of the few companies with the knowledge and experience in distributing and marketing that particular magazine.

Marketing

     We will focus on a magazine’s desired demographics and then formulates a circulation strategy specifically tailored to increase their subscription circulation. Today’s magazine publishers are finding that one way to get bigger is to focus on what is smaller. Niche titles that target narrow audiences represent the bulk of growth in the magazine publication industry. Therefore, we plan to seek similarly fine tuned retail venues with a natural affinity for their products. We plan to market to stores where we already know that the people walking in are interested in the magazines. For example, for NUVO Magazine, which seeks to maintain and develop a readership of the most discerning and educated magazine buyers and focuses on the diverse and sometimes underexposed aspects of style, celebrity and Canadian culture, we have targeted high end hotels and restaurants as the niche market for this magazine.

Competition

     The magazine and publication promotion and marketing industry is characterized by intense and substantial competition. We believe that we will have to compete with large and established companies such as RetailVision, Ingram Periodicals, Curtis Circulation Company, Time Distribution Services, Comag Marketing Group, as well as other small to medium sized magazine and publication promoters and distributors. We believe a significant percentage of magazines that end up on retail racks are placed there by these four or five large distributors. However, most of these magazines are returned at the end of the month unsold. Very few magazines sell out.

     For the independent magazine publishers, those typically with less than 10 employees, their marketing and distribution plan consists of signing on with one or perhaps two of the large distribution companies and hope that their magazine sells well on the rack. The reality is very different. We believe there is a very high percentage of failure rate among the start-up magazines in Canada. Because the distribution systems set up by the large distribution companies have very low efficiency levels, we believe our promotion and marketing services represents a reasonable alternative for the independently published magazines.

     Nevertheless, our existing and future competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than us and may be able to undertake more extensive promotional activities, offer more attractive terms to customers and adopt more aggressive pricing policies than we do. Increased competition by these existing and future competitors will negatively affect our ability to maintain or expand our operations, or achieve profitability.

Employees

     Our president, secretary and treasurer, Mr. Franco Perrotta, is currently the only employee of our company. He handles all the responsibilities in the areas of corporate administration, business development and research. Our company intends to periodically hire independent contractors to perform administrative, accounting, shipping and consulting duties. Our company will hire additional employees when circumstances warrant. At present, however, our company does not anticipate hiring additional employees in the near future.

Intellectual Property

     We currently do not hold any intellectual property except for the know how of our proprietary magazine promotion and marketing system. We are not aware that our services or proprietary rights infringe the proprietary rights of third parties. However, it is possible that we may receive notices from third parties asserting that we have infringed their trademarks, copyrights or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing textual content, require disputed rights to be licensed from others, or require us to cease the marketing or use of some products, any of which could have a material adverse effect on our business, operating results and financial condition.

Governmental Regulations

     We do not believe there are currently any government regulations that affect our magazine promotion and marketing business.

MANAGEMENT’S DISCUSSION AND ANALYSIS

     The following discussion should be read in conjunction with our audited and unaudited consolidated financial statements and the related notes that appear elsewhere in this registration statement and prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled “Risk Factors” beginning on page 6 of this registration statement.

     Our audited and unaudited consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States generally accepted accounting principles.

Results of Operations

Year Ended April 30, 2007 Compared to Year Ended April 30, 2006

     For the fiscal year ended April 30, 2007, we generated $124,440 in revenue, compared to $84,777 for the fiscal year ended April 30, 2006. These revenues were generated from our agreement with NUVO Magazine. For the fiscal year ended April 30, 2007, our operating expenses totalled $65,401, compared to $46,203 for the fiscal year ended April 30, 2006. The increase in our operating expenses was primarily due to the increased marketing activities we undertook and the increased professional fees incurred in the fiscal year ended April 30, 2007.

     As we increase our marketing effort for NUVO Magazine and expand our marketing and promotion services to other independently published magazines, we believe we will increase our revenue. Management believes this to be the most scalable aspect of our business.

     Professional fees for the fiscal year ended April 30, 2007 were $41,667, compared to $26,186 for the fiscal year ended April 30, 2006. Our professional fees included fees paid to auditors, accountants and lawyers. We expect professional fees to increase over the next 12 months as we incur legal expenses associated with preparing this registration statement and prospectus.

     Our office and general expenses for the year ended April 30, 2007 were $2,641, compared to $2,208 for the fiscal year ended April 30, 2006.

Six Months Ended October 31, 2007 Compared to Six Months Ended October 31, 2006

     Revenues for the six months ended October 31, 2007 were $84,823, compared to revenues of $53,431 for the six months ended October 31, 2006. The increase in revenues during our six months ended July 31, 2007 reflects the increasing fees earned under the amended terms of our agreement with NUVO Magazine and the popularity of NUVO Magazine that has generated increased subscription proceeds.

     Cost of sales was $38,037, or 44.84% of revenues, for the six months ended October 31, 2007, compared to $47,207 or 88.35% of revenues for the six months ended October 31, 2006. We have done a better job at controlling the costs of sales but we anticipate that cost of sales will increase slightly in the future as our company generates more subscriptions for NUVO Magazine and other future clients.

     General and administrative expenses were $1,751 for the six months ended October 31, 2007, compared to $670 for the six months ended October 31, 2006. Professional fees for the six months ended October 31, 2007 were $20, 103, compared to $20,941 for the six months ended October 31, 2006. Our company anticipates that we will continue to incur increasing professional fees, such as legal and accounting fees, as a result of our company intending to become a publicly traded company in the United States.

     We reported a comprehensive income of $14,939 for the six months ended October 31, 2007.

Three Months Ended October 31, 2007 Compared to Three Months Ended October 31, 2006

     Revenues for the three months ended October 31, 2007 were $46,442, compared to revenues of $25,286 for the three months ended October 31, 2006. The increase in revenues during our six months ended July 31, 2007 reflects the increasing fees earned under the amended terms of our agreement with NUVO Magazine and the popularity of NUVO Magazine that has generated increased subscription proceeds.

     Cost of sales was $19,473, or 41.93% of revenues, for the three months ended October 31, 2007, compared to $23,492 or 92.91% of revenues for the three months ended October 31, 2006. We have done a better job at controlling the costs of sales but we anticipate that cost of sales will increase slightly in the future as our company generates more subscriptions for NUVO Magazine and other future clients.

     General and administrative expenses were $1,187 for the three months ended October 31, 2007, compared to $371 for the three months ended October 31, 2006. Professional fees for the three months ended October 31, 2007 were $13,199, compared to $10,874 for the three months ended October 31, 2006. We anticipate that we will continue to incur increasing professional fees, such as legal and accounting fees, as a result of our company intending to become a publicly traded company in the United States.

     We reported a comprehensive income of $7,099 for the three months ended October 31, 2007.

     For the next 12 months, we expect our operating expenses to increase as a result of our company intending to become a publicly traded company in the United States. As a result of becoming a publicly reporting company in the United States, we expect to experience increasing compliance costs, including costs related to preparation and filing of annual and periodic reports and costs related to internal controls, as a result of the Sarbanes-Oxley Act. These increased costs will mostly be in the forms of fees we pay to professionals such as auditors, accountants, lawyers and consultants. However, we believe the advantage of becoming a reporting issuer outweigh the increased costs associated with becoming one. We are becoming a publicly reporting company both from an investor relations standpoint, so that our shareholders may have some liquidity in their investment in the event that a public market develops for our securities; and from a desire to make our company more readily able to attract future financing. We believe we will be able to attract future financing more readily when we are a publicly reporting company. However, we have not made an effort to secure additional source of financing. Our private investors did not have any influence on our decision to go public.

     We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We intend to begin to contact potential market makers following the effectiveness of this registration statement. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. As noted herein, we will require further financing to fund the expansion of our business and by being a public company we will be a more attractive investment for a wider range of potential investors.

Liquidity and Capital Resources

Capital Expenses and Sources of Funds

     Presently, our revenue is not sufficient to meet our operating and capital expenses. Management projects that we will require additional funding to expand our current operations.

     There is some doubt about our ability to continue as a going concern as the continuation of our business is dependent upon successful and sufficient market acceptance of the magazines we distribute, and finally, maintaining a break even or profitable level of operations.

     We have incurred operating losses since inception, and this is likely to continue into the year ending April 30, 2008. Management projects that we may require an additional $58,000 to $62,000 to fund our ongoing operating expenditures, working capital requirements for the next twelve months, which are broken down as follows:

Estimated Capital Expenditures During the Next Twelve Months

Operating expenditures
Marketing	$10,000 – $11,000
General and Administrative	$3,000 – $4,000
Legal and Accounting	$38,000 – $39,000
Working capital	$7,000 – $8,000
Total	$58,000 – $62,000

     As a result of becoming a publicly reporting company in the United States, we expect to incur the following compliance costs, including costs related to preparation and filing of annual and periodic reports and costs related to internal controls.

Estimated Cost of Becoming a Publicly Reporting Company During the Next Twelve Months

Legal fees	$20,000
Independent Registered Public	$14,000
Accountants
Internal control procedures	$2,000 – $2,500
Filing costs and fees	$500 – $1,000
Total	$38,000 – $39,000

     We intend to satisfy the above compliance costs with revenues generated through our business activities. We believe our current level of revenues should be sufficient to allow us to meet these compliance costs. However, if our revenues decrease for any reason, these compliance costs will remain at the same level and will affect our financial condition adversely.

     Our cash on hand as at October 31, 2007 was $54,251, compared to $33,421 as at April 30, 2007. As at October 31, 2007, we had working capital of $20,290, compared to a working capital of $5,351 as at April 30, 2007. We amended our agreement with NUVO Magazine in February 2007 and as a result, from February 2007, we have increased the percentage of our advertising revenue from NUVO Magazine to 6.95% for one full year and we anticipate that this will bring an additional revenue of approximately $46,000 for the next 12 months. In December 2007, we further amended our agreement with NUVO Magazine to extend the term of the agreement to December

31, 2009 and NUVO Magazine agreed to further increase our percentage of advertising revenue to 8.95% after December 2007. Since February 2007, we have also reduced the cost of magazines sold from $1.00 per magazine to $0.75 per magazine. These terms are contained in the our amending agreement and second amending agreement with NUVO Magazine filed as exhibits to this registration statement as Exhibits 10.3 and 10.4. We anticipate that the additional revenue and the working capital we currently have will be sufficient for us to address our minimum current and ongoing expenses, continue with marketing and promotion activity connected with the development and marketing of our services for the next 12 months. However, if we stop generating revenues from our business operations, these funds will only be sufficient to satisfy our minimum cash requirement for the next three months.

     If we require any additional monies during fiscal 2008, we plan to raise any such additional capital primarily through the private placement of our securities. However, we currently have not made a significant effort to secure additional source of financing.

     Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on our audited annual financial statements for the years ended April 30, 2007 and April 30, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. There is substantial doubt about our ability to continue as a going concern as the continuation and expansion of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of the magazines we distribute, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

     The financial requirements of our company for the next twelve months are primarily dependent upon the financial support through credit facilities of our directors and shareholders and additional private placements of our equity securities to our directors and shareholders or new shareholders. The issuance of additional equity securities by us may result in a significant dilution in the equity interests of our current shareholders. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations. We do not currently have any plans to merge with another company, and we have not entered into any agreements or understandings for any such merger.

Financing Activities

     During the period from our date of inception on November 17, 2004 to April 30, 2005, our company issued 5,525,000 shares of common stock through private placements that raised $130,750.

     On November 30, 2004, we issued 1,750,000 common shares to one investor at an offering price of $0.01 per share for gross offering proceeds of $17,500 in a private placement offering relying on Rule 504 of Regulation D of the Securities Act of 1933.

     On January 31, 2005, we issued 3,775,000 common shares to 37 subscribers at an offering price of $0.03 per share for gross offering proceeds of $113,250 in a private placement offering relying on Rule 504 of Regulation D of the Securities Act of 1933.

     We have used the proceeds from the sales of our common shares for the purposes of basic working capital, including travel expenses of approximately $3,000, office supplies of approximately $3,000, legal fees of approximately $30,000, accountants’ fee of approximately $15,000, auditors’ fee of approximately $15,000 and management’s salary of approximately $48,000.

Other Expenses

     We also incurred expenses including legal expenses relating to the preparation of this registration statement and prospectus. We expect to incur a total of $20,000 in legal expenses related to the preparation and filing of this registration statement and prospectus.

     In management’s opinion, we need to achieve the following events or milestones in the next twelve months in order for us to become a going concern:

  increase subscriptions of Nuvo Magazines by 10 to 15% of current level;

  renegotiate our current contract with Nuvo Magazines to reduce cost of sales;

  reduce operating expenses by eliminating unnecessary costs and reduce the cost of sale by negotiating other service providers; and

  continue to increase our promotional efforts to market our services to independently published magazines and sign up at least one more client in addition to Nuvo Magazines.

Purchase or Sale of Equipment

     We do not anticipate that we will expend any significant amount on equipment for our present or future operations. We may purchase computer hardware and software for our ongoing operations.

NEW ACCOUNTING PRONOUNCEMENTS

     In May 2005, the FASB issued FAS 154 – Accounting Changes and Error Corrections, a replacement of APB Opinion 20 and FASB Statement 3. This statement changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. The statement is effective for accounting changes made in fiscal years beginning after December 31, 2005. Management does not expect the adoption of this statement to have a material effect on the Company’s consolidated financial position and results of operations.

     On July 13, 2006, FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement 109 and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Additionally, Interpretation 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

     Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

     The audited financial statements included with this prospectus have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

     In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in our consolidated financial statements.

Foreign Currency Translation

     The financial statements of our company are stated in United States dollars although we earn revenues in the currencies of Canada and other foreign jurisdictions. The financial statements of our company are translated to United States dollars under the current rate method in accordance with SFAS No. 52 “Foreign Currency Translation”. Under the current rate method, all assets and liabilities are translated at the current rate, while stockholders’ equity accounts are translated at the appropriate historical rate. The translation of all currencies into United States dollars is included solely for your convenience. Such translation should not be construed as a representation that our foreign currencies can be converted into United States dollars at that rate or any other rate. The revenues and expenses that occur evenly over the period are translated at the weighted-average rate for the period. The cumulative translation adjustments balance is reported as a component of accumulated other comprehensive income.

Revenue Recognition

Our company recognizes revenue when all of the following conditions are met:

  Persuasive evidence of an arrangement exists;

  Delivery has occurred or services have been rendered;

  Price to the customer is fixed or determinable; and

  Collectibility is reasonably assured.

In addition, we follow the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, Revenue Recognition, which sets out the guidelines for the timing of revenue recognition based upon factors such as passage of title, installation, payment and customer acceptance.

     In regards to our company’s allowance for doubtful accounts, we may periodically record a provision for doubtful accounts based on an evaluation of the collectibility of accounts receivable by assessing, among other factors, our customer’s willingness or ability to pay, repayment history, general economic conditions, and the ongoing relationship with our customers. The total amount of this provision is determined by first identifying the receivables of customers that are considered to be a higher credit risk based on their current overdue accounts, difficulties in collecting from these customers in the past and their overall financial condition. For each of these customers, our company estimates the extent to which the customer will be able to meet its financial obligations, and we record an allowance that reduces our accounts receivable for that customer to the amount that is reasonably believed will be collected. Additional allowances may be required in the future if the financial condition of our customers or general economic conditions deteriorate, thereby reducing net income. As of January 27, 2008, no allowance for doubtful accounts was considered necessary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

     On November 30, 2004, we issued 1,750,000 common shares at an offering price of $0.01 per share to Mauro Baessato, who was a director and an officer of our company at the time, for gross offering proceeds of $17,500 in a private placement transaction pursuant to Rule 504 of Regulation D of the Securities Act of 1933.

     Given that we are a start-up, development stage company, we believe that the terms of the foregoing transactions, and the funds provided thereby, was the only manner by which we could generate the funds required to implement the initial stages of our business plan.

     Our President and director, Franco Perrotta, has provided us with use of office space without charge of rent.

     The promoters of our company are our president, secretary, treasurer and director, Franco Perrotta.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company’s common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

     (1) 1% of the number of shares of the subject company’s common stock then outstanding which, in our case, will equal approximately 116,300 shares as of the date of this prospectus; or

     (2) the average weekly trading volume of the subject company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

     Under Rule 144(k), a person who is not one of the subject company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     As of the date of this registration statement, persons who are our affiliates hold 1,750,000 shares of our common stock that may be sold pursuant to Rule 144 after November 30, 2005. Rule 144 applies to the 5,525,000 shares of our common stock except that subparagraph (k) of Rule 144 states that all shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

     We are registering 3,775,000 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus.

     We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

     Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

     No executive officer of our company or our subsidiaries has received an annual salary and bonus that exceeded $100,000 from the inception date of our company to April 30, 2007. The following table shows the compensation received by our president from the inception date of our company to April 30, 2007.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensati on ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mauro Baessato, President and Director(2)	2006 2005	Nil $11,000(2)	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil $11,000
Franco Perrotta, President and Director	2007 2006	$21,093 $17,809	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	$21,903 $17,809

(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Mauro Baessato resigned as our president, secretary and treasurer on October 13, 2005 and he received 5 and 1/2 months of salaries for his services as our President, Secretary and Treasurer and not as a director.

Compensation Discussion and Analysis

     General Philosophy. Because of the current size of our company, we compensate our senior management primarily in cash. As our company grows and become larger, we may compensate our senior management using a combination of salary, bonus and equity compensation designed to be competitive with comparable publication marketing companies while aligning management’s incentives with the long-term interests of our stockholders. To date, our compensation setting process has consisted of targeting an overall compensation package sufficient to entice our senior management to accept the risks inherent in a development-stage enterprise and join our company. Consequently we have provided no salary increases to our existing senior management team since their respective hire dates. We anticipate developing a comprehensive incentive compensation program at such time as we have further advanced the development of our company.

     Other. We have no severance benefits policy for our senior executives and employment is “at will.” Similarly we have no company-funded retirement plans. Finally, we have no “change of control” protection for our executive management or for our employees.

Stock Options and Stock Appreciation Rights

     From the date of our inception to April 30, 2007 and to October 31, 2007 we did not grant any stock options or stock appreciation rights to any of our directors or officers.

Compensation of Directors

     We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director’s fees or other cash compensation for services rendered as a director for the fiscal periods ended April 30, 2007 and October 31, 2007. For the fiscal periods ended April 30, 2006, April 30, 2007 and October 31, 2007, we have not made any reimbursements to our director for any expenses.

     We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

     There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

     We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

     There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

     We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission upon effectiveness of our registration statement. Our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

     We will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

     You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference rooms.

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room.

     No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Legend Marketing, Corp. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

     Our consolidated financial statements are stated in United States Dollars and are prepared in conformity with accounting principles generally accepted in the United States of America.

     The following consolidated financial statements pertaining to our company are filed as part of this registration statement:

Audited consolidated financial statements for the fiscal years ended April 30, 2007 and April 30, 2006.

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as at April 30, 2007 and 2006

Consolidated Statements of Operations and Comprehensive Loss for the Years Ended April 30, 2007 and April 30, 2006

Consolidated Statements of Stockholders’ Equity for the Years Ended April 30, 2007 and April 30, 2006

Consolidated Statements of Cash Flows for the Years Ended April 30, 2007 and April 30, 2006

Notes to Consolidated Financial Statements for the Years Ended April 30, 2007 and April 30, 2006

Unaudited consolidated financial statements for the six months ended October 31, 2007.

Consolidated Balance Sheets as at October 31, 2007 (Unaudited) and April 30, 2007

Consolidated Statements of Operations for the Three and Six Months Ended October 31, 2007 and 2006

Consolidated Statements of Stockholders’ Equity for the Six Months Ended October 31, 2007 (Unaudited)

Consolidated Statements of Cash Flows for the Three and Six Months Ended October 31, 2007 and 2006

Notes to Consolidated Financial Statements for the Six Months Ended October 31, 2007 (Unaudited)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Legend Marketing Corp.

We have audited the accompanying consolidated balance sheets of Legend Marketing Corp. as at April 30, 2007 and 2006 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Legend Marketing Corp. as at April 30, 2007 and 2006 and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going-concern. As discussed in note 1 to the financial statements, the Company has a net loss of $28,301 and a negative cash flow from operations of $17,795 for the year ended April 30, 2007, and has an accumulated deficit of $121,525 as at April 30, 2007. These matters raise substantial doubt about its ability to continue as a going-concern. Management’s plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pannell Kerr Forster

Chartered Accountants
(registered with PCAOB as “Smythe Ratcliffe”)

Vancouver, Canada
September 10, 2007

F-2

LEGEND MARKETING CORP.
CONSOLIDATED BALANCE SHEETS

ASSETS

	April 30, 2007	April 30, 2006

CURRENT ASSETS
Cash	$33,421	$51,216
Accounts receivable	7,560	36,281
Goods and Services Tax receivable	2,416	2,468

Total assets	$43,397	$89,965

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$22,876	$43,608
Deferred revenue	15,130	9,846
Due to stockholder	40	40
Total liabilities	$38,046	$53,494

STOCKHOLDERS’ EQUITY (note 5)
Common stock, $.001 par value, 75,000,000 shares
authorized, 5,525,000 shares issued and outstanding	5,525	5,525
Additional paid-in capital	125,225	125,225
Accumulated deficit	(121,525)	(93,224)
Accumulated other comprehensive loss	(3,874)	(1,055)

Total stockholders’ equity	5,351	36,471

Total liabilities and stockholders’ equity	$43,397	$89,965

See accompanying notes to the consolidated financial statements.

F-3

LEGEND MARKETING CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED APRIL 30, 2007 AND 2006

	April 30, 2007	April 30, 2006

REVENUES	$124,440	$84,777
COST OF SALES	87,340	89,411
GROSS INCOME (LOSS)	37,100	(4,634)
OPERATING EXPENSES
Professional fees	41,667	26,186
Management salaries (note 4)	21,093	17,809
Office and miscellaneous	2,641	2,208
Total operating expenses	65,401	46,203
NET LOSS	$(28,301)	$(50,837)
OTHER ITEM
Loss on foreign currency translation	(2,819)	(279)
OTHER COMPREHENSIVE LOSS	$(31,120)	$(51,116)
BASIC LOSS PER COMMON SHARE	(0.005)	(0.010)
BASIC WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	5,525,000	5,525,000

See accompanying notes to the consolidated financial statements.

F-4

LEGEND MARKETING CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR YEARS ENDED APRIL 30, 2007 AND 2006

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Par Value	Capital	Loss	Deficit	Equity
BALANCE APRIL 30, 2005	5,525,000	5,525	125,225	(776)	(42,387)	87,587
Foreign currency translation adjustment	-	-	-	(279)	-	(279)
Net loss	-	-	-	-	(50,837)	(50,837)
BALANCE APRIL 30, 2006	5,525,000	5,525	125,225	(1,055)	(93,224)	36,471
Foreign currency translation adjustment	-	-	-	(2,819)	-	(2,819)
Net loss	-	-	-	-	(28,301)	(28,301)
BALANCE APRIL 30, 2007	5,525,000	$5,525	$125,225	$(3,874)	$(121,525)	$5,351

See accompanying notes to the consolidated financial statements.

F-5

LEGEND MARKETING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED
APRIL 30, 2007 AND 2006

	April 30, 2007	April 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,301)	$(50,837)
Changes in operating assets and liabilities:
Accounts receivable	28,721	(34,104)
Goods and Services Tax receivable	52	(1,343)
Accounts payable	(20,732)	29,134
Deferred revenue	5,284	7,588
Effect of exchange rate changes on cash	(2,819)	(279)

NET DECREASE IN CASH	(17,795)	(49,841)

CASH, BEGINNING OF YEAR	51,216	101,057

CASH, END OF PERIOD	$33,421	$51,216

See accompanying notes to the consolidated financial statements.

F-6

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED APRIL 30, 2007 AND 2006

NOTE 1	OPERATIONS AND GOING-CONCERN

Organization

Legend Marketing Corp. and subsidiary (the “Company”) are involved in the distribution of print media to a target market. The Company currently has one full-time employee who is responsible for all day-to-day activities and operations of the Company. Legend Marketing Corp. was incorporated in the state of Nevada on November 18, 2004. On December 1, 2004, the Board of Directors authorized management to incorporate a wholly-owned subsidiary to distribute print media in British Columbia, Canada.

Going-concern

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going-concern. The Company had a net loss of $28,301 for the year ended April 30, 2007 and had an accumulated deficit of $121,525 as at April 30, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going-concern. Management’s plan is to attempt to raise additional capital until such time as the Company is able to generate sufficient operating revenue. The Company is dependent upon its ability to meet its financial requirements, raise additional capital, and is also dependent on the success of its future operations. Management believes that its ability to raise additional capital through public offerings and operations will allow the Company to continue as a going-concern.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts and operations of Legend Marketing Corp. and its wholly owned Canadian subsidiary, 0710154 BC Ltd. Intercompany accounts and transactions have been eliminated on consolidation.

Foreign currency translation

The Company’s operations and activities are conducted principally in Canada hence the Canadian dollar is the functional currency. The Company translates financial statements into the functional currency as follows: Non-monetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Income statement accounts are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into the functional currency are included in current results of operations. Gains and losses resulting from foreign currency transactions are also included in current results of operations.

The company’s reporting currency is the United States dollar. The Company translates financial statements into the reporting currency as follows: Assets and liabilities are translated at the rates of exchange on the balance sheet date and revenues and expenses are translated at average rates of exchange during the period. The resulting translation adjustments are recorded included as part of other comprehensive income.

F-7

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED APRIL 30, 2007 AND 2006

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue recognition

Per the Master Purchase, Supply and Distribution Agreement (the “Agreement”) between Nuvo Magazine (Legend’s sole customer) and the Company, 100% of all revenue generated from magazine subscriptions are allocated to Legend Marketing. Subscription revenue is recognized over the length of the subscription, and is net of the cost of the magazines. These revenues come via Nuvo Magazine, and not directly from the customers. Legend also receives 4.95% (6.95% as of Febuary 1, 2007) of the total advertising revenues generated by Nuvo Magazine, per the Agreement. These revenues are also distributed to the Company from Nuvo Magazine.

The Company purchases the magazines directly from Nuvo, paying $1 per magazine. The purchase of magazines from Nuvo constitutes the Company’s cost of sales.

Per the Agreement between Nuvo Magazine and the Company, compensation will consist of:

  50% of revenues generated through subscription and/or sales of magazines as a result of this efforts of the publisher and the distributor, less the cost of the magazines until November 30, 2005;
  100% of revenues generated through subscriptions and/or sales of magazines as a result of the efforts of the publisher and the distributor, less the cost of the magazines from December 1, 2005 hence; and
  4.95% of advertising revenues, paid quarterly.

Per the amending agreement effective February 1, 2007, the cost per unit of Nuvo Magazine was dropped to $0.75 per magazine. The advertising revenue was also amended so the Company would receive 6.95% of all advertising revenue. This percentage will be increased to 8.95% for the Spring 2008 issue.

Revenue from magazine subscriptions, according to the Agreement, is recognized when all of the following conditions are met:

  Delivery has occurred or services have been rendered;
  Price to the customer is fixed or determinable; and
  Collectibility is reasonably assured.

The subscriptions that do not fall within the current accounting period are deferred until the next accounting period or appropriate period, and are recognized over the length of the subscription.

Cost of Sales

Cost of Sales consists of the purchases the Company makes each month from the supplier (publisher) for distribution purposes.

F-8

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED APRIL 30, 2007 AND 2006

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accounts receivable

The Company grants credit to its only customer and performs ongoing credit evaluations. The Company generally does not require collateral or charge interest.

The Company establishes an allowance for doubtful accounts on a case-by-case basis when it believes the required payment of specific amounts owed is unlikely to occur after a review of historical collection experience, subsequent collections and management’s evaluation of existing economic conditions.

Income taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized and measured using enacted tax rates at the balance sheet date. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce net deferred tax assets to amounts that are more likely than not to be realized.

Loss per common share

Basic loss per share is based on net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and potentially dilutive common stock equivalents. For the periods presented, the Company does not have any common stock equivalents.

Financial instruments

The carrying values of cash, accounts receivable, accounts payable and amount due to stockholder at April 30, 2007 approximate their fair values due to the short-term nature of these financial instruments.

The Company is exposed to credit risk with respect to its accounts receivable as credit is extended to customers based on the evaluation of their financial condition and collateral is not required. However, the Company mitigates this risk by performing ongoing credit assessments of its customers and maintains an allowance for doubtful accounts.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates include the determination of valuation allowance for future tax assets and the estimates used in the calculation of stock-based compensation. While management believes the estimates used are reasonable, actual results could differ from those estimates and could impact future results of operations and cash flows.

F-9

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED APRIL 30, 2007 AND 2006

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent accounting pronouncements

On July 13, 2006, Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement 109 and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Additionally, Interpretation 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. The Company does not believe adoption of Interpretation 48 will have a material effect on its financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the FASB issued SFAS 159, “Fair Value Option for Financial Assets and Financial Liabilities”. The fair value option established by this statement permits all entities to choose to measure eligible items at fair value at specified election dates. Most of the provisions of this statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, applies to all entities with available-for-sale and trading securities. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company expects that this new pronouncement will have no impact on the Company’s financial statements.

NOTE 3	ECONOMIC DEPENDENCE

The Company acts as a distributor of Nuvo Magazine Ltd., and is dependent of that company as the supplier of all goods sold by the Company.

NOTE 4	RELATED PARTY TRANSACTIONS

Related party transactions consist of the following:

	Year Ended	Year Ended
	April 30,	April 30,
	2007	2006
	(unaudited)

Management salaries	$21,093	$17,809

Management salaries for the period were paid to a beneficial stockholder of the Company.

F-10

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED APRIL 30, 2007 AND 2006

NOTE 4	RELATED PARTY TRANSACTIONS, continued

At year-end, a balance of $1,802 of management salary was due to the beneficial stockholder, and is included in accounts payable.

Due to stockholder at April 30, 2007 totaled $40 and is unsecured, non-interest bearing, with no fixed maturity date.

NOTE 5	STOCKHOLDERS’ EQUITY

Between December 14, 2004 and January 28, 2005, pursuant to Rule 504 of Regulation D of the Securities Act of 1934, the Company received subscription agreements from certain investors to purchase an aggregate of 5,525,000 common shares at a purchase price of either $0.03 or $0.01 per common share for total gross proceeds of $130,750. All shares were issued prior to April 30, 2005.

NOTE 6	INCOME TAXES

Significant components of the Company’s deferred income tax assets are as follows:

	Year Ended	Year Ended
	April 30,	April 30,
	2007	2006
Deferred income tax asset:
Net operating losses carry-forward	$121,525	$93,224
Statutory income tax rates	34%	34%
Deferred income tax asset	41,319	31,696
Valuation allowance	(41,319)	(31,696)
Net deferred income tax asset	$-	$-

The Company, based upon its loss and management’s assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a full valuation allowance.

F-11

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED APRIL 30, 2007 AND 2006

NOTE 6	INCOME TAXES, continued

Reconciliation of the effective income tax rate to the U.S. statutory rates is as follows:

	Year Ended	Year Ended
	April 30,	April 30,
	2007	2006
Tax expense at U.S. statutory income tax rates	34%	34%
Income tax benefit computed at U.S. statutory
rate	$10,581	$17,379
Unrecognized tax losses	(10,581)	(17,379)
	$-	$-

Net operating loss carry-forwards from U.S. operations totaling approximately $121,525 at April 30, 2007 are being carried forward. The net operating loss carry-forwards expire beginning in 2025 for federal income tax purposes, as follows:

2025	$42,387
2026	$50,837
2027	$28,301

Total loss carry forward	$121,525

F-12

LEGEND MARKETING CORP.
CONSOLIDATED FINANCIAL STATEMENTS
AS AT OCTOBER 31, 2007 (UNAUDITED)

F-13

LEGEND MARKETING CORP.
CONSOLIDATED BALANCE SHEET
AS AT OCTOBER 31, 2007 (UNAUDITED)

ASSETS

	October 31, 2007	April 30, 2007
	(unaudited)
CURRENT ASSETS
Cash	$54,251	$33,421
Accounts receivable	10,061	7,560
Goods and Services Tax receivable	376	2,416
Prepaid expenses	3,000	-

Total assets	$67,688	$43,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$25,434	$22,876
Deferred revenue	21,924	15,130
Due to stockholder (note 4)	40	40

Total liabilities	47,398	38,046

STOCKHOLDERS’ EQUITY (note 5)
Common stock, $.001 par value, 75,000,000 shares
authorized, 5,525,000 shares issued and outstanding	5,525	5,525
Additional paid-in capital	125,225	125,225
Accumulated deficit	(106,162)	(121,525)
Accumulated other comprehensive loss	(4,298)	(3,874)

Total stockholders’ equity	20,290	5,351

Total liabilities and stockholders’ equity	$67,688	$43,397

See accompanying notes to the consolidated financial statements.

F-14

LEGEND MARKETING CORP.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2007 (UNAUDITED)

	Three	Three
	Months	Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	October 31,	October 31,	October 31,	October 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUE	$46,442	$25,286	$84,823	$53,431
COST OF SALES	19,473	23,492	38,037	47,207

GROSS INCOME	26,969	1,794	46,786	6,224

OPERATING EXPENSES
Professional fees	13,199	10,874	20,103	20,941
Management salaries (note 4)	3,965	8,319	9,569	16,688
Office and miscellaneous	1,187	371	1,751	670

Total operating expenses	18,351	19,564	31,423	38,299

NET INCOME (LOSS)	8,618	(17,770)	15,363	(32,075)
OTHER ITEM
Gain (loss) on foreign currency translation	(1,519)	734	(424)	(559)

COMPREHENSIVE INCOME (LOSS)	$7,099	$(17,036)	$14,939	$(32,634)

Basic earnings (loss) per common share	$0.001	$(0.003)	$0.002	$(0.005)
Basic weighted average number of common
shares outstanding	5,525,000	5,525,000	5,525,000	5,525,000

See accompanying notes to the consolidated financial statements.

F-15

LEGEND MARKETING CORP.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FROM INCEPTION TO OCTOBER 31, 2007

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Par Value	Capital	Loss	Deficit	Equity
Common stock issued on inception
for cash (note 5)	5,525,000	$5,525	$125,225	$-	$-	$130,750
Foreign currency translation adjustment	-	-	-	(776)	-	(776)
Net loss	-	-	-	-	(42,387)	(42,387)
BALANCE APRIL 30, 2005	5,525,000	5,525	125,225	(776)	(42,387)	87,587
Foreign currency transaction adjustment	-	-	-	(279)	-	(279)
Net loss	-	-	-	-	(50,837)	(50,837)
BALANCE APRIL 30, 2006	5,525,000	5,525	125,225	(1,055)	(93,224)	36,471
Foreign currency translation adjustment	-	-	-	(2,819)	-	(2,819)
Net loss	-	-	-	-	(28,301)	(28,301)
BALANCE APRIL 30, 2007	5,525,000	$5,525	$125,225	$(3,874)	$(121,525)	$5,351
Foreign currency translation adjustment	-	-	-	(424)	-	(424)
Net income	-	-	-	-	15,363	15,363
BALANCE OCTOBER 31, 2007
(unaudited)	5,525,000	$5,525	$125,225	$(4,298)	$(106,162)	$20,290

See accompanying notes to the consolidated financial statements.

F-16

LEGEND MARKETING CORP.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2007 AND 2006
(UNAUDITED)

	Three	Three
	Months	Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	October 31,	October 31,	October 31,	October 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING
ACTIVITIES:
Net income (loss)	$8,618	$(17,770)	$15,363	$(32,075)
Changes in operating assets and liabilities:
Accounts receivable	2,628	(1,330)	(2,501)	24,576
Goods and Services Tax receivable	1,172	(370)	2,040	(250)
Prepaid expenses	(3,000)	-	(3,000)	-
Accounts payable	1,729	9,295	2,558	(4,288)
Deferred revenue	4,871	5,478	6,794	11,195
Effect of exchange rates on cash	(1,519)	734	(424)	(1,164)

NET INCREASE (DECREASE) IN CASH	14,499	(3,963)	20,830	(2,006)

CASH, BEGINNING OF PERIOD	39,752	53,173	33,421	51,216

CASH, END OF PERIOD	$54,251	$49,210	$54,251	$49,210

See accompanying notes to the consolidated financial statements.

F-17

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2007 AND 2006

NOTE 1	OPERATIONS AND GOING-CONCERN

Organization

Legend Marketing Corp. and its subsidiary (the “Company”) are involved in the distribution of print media to a target market. The Company currently has one full-time employee who is responsible for all day-to-day activities and operations of the Company. The Company was incorporated in the state of Nevada on November 18, 2004. On December 1, 2004, the Board of Directors authorized management to incorporate a wholly owned subsidiary to distribute print media in British Columbia, Canada.

Going-concern

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going-concern. The Company has net income of $15,363 for the six months ended October 31, 2007 (2006 – ($32,870)) and had an accumulated deficit of $106,162 as at October 31, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going-concern. Management’s plan is to attempt to raise additional capital until such time as the Company is able to generate sufficient operating revenue. Continued operation of the Company is dependent upon the Company’s ability to meet its financial requirements, raise additional capital and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going-concern.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts and operations of Legend Marketing Corp. and its wholly-owned Canadian subsidiary, 0710154 BC Ltd. Intercompany accounts and transactions have been eliminated on consolidation.

Foreign currency translation

The Company’s operations and activities are conducted principally in Canada hence the Canadian dollar is the functional currency. The Company translates financial statements into the functional currency as follows: non-monetary assets and liabilities are translated at historical rates, and monetary assets and liabilities are translated at exchange rates in effect at the end of the period. Income statement accounts are translated at average rates for the period. Gains and losses from translation of foreign currency financial statements into the functional currency are included in current results of operations. Gains and losses resulting from foreign currency transactions are also included in current results of operations.

The Company’s reporting currency is the United States dollar. The Company translates financial statements into the reporting currency as follows: assets and liabilities are translated at the rates of exchange on the balance sheet date, and revenues and expenses are translated at average rates of exchange during the period. The resulting translation adjustments are included as part of other comprehensive income.

F-18

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2007 AND 2006

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue recognition

Pursuant to the Master Purchase, Supply and Distribution Agreement (the “Agreement”) between Nuvo Magazine (Legend’s sole customer) and the Company, 100% of all revenue generated from magazine subscriptions are allocated to Legend Marketing. Subscription revenue is recognized over the length of the subscription, and is net of the cost of the magazines. These revenues come via Nuvo Magazine, and not directly from the customers. Legend also receives 4.95% (6.95% as of Febuary 1, 2007) of the total advertising revenues generated by Nuvo Magazine, per the Agreement. These revenues are also distributed to the Company from Nuvo Magazine.

The Company purchases the magazines directly from Nuvo, paying $1 per magazine. The purchase of magazines from Nuvo constitutes the Company’s cost of sales.

Per the Agreement between Nuvo Magazine and the Company, compensation consists of:

  50% of revenues generated through subscription and/or sales of magazines as a result of the efforts of the publisher and the distributor, less the cost of the magazines until November 30, 2005;

  100% of revenues generated through subscriptions and/or sales of magazines as a result of the efforts of the publisher and the distributor, less the cost of the magazines from December 1, 2005 hence; and

  4.95% of advertising revenues, paid quarterly.

Per the amended Agreement effective February 1, 2007, the cost per unit of Nuvo Magazine was dropped to $0.75 per magazine. The advertising revenue was also amended so the Company would receive 6.95% of all advertising revenue. This percentage will be increased to 8.95% for the spring 2008 issue.

Revenue from magazine subscriptions, according to the Agreement, is recognized when all of the following conditions are met:

  Delivery has occurred or services have been rendered;

  Price to the customer is fixed or determinable; and

  Collectibility is reasonably assured.

The subscriptions that do not fall within the current accounting period are deferred until the next accounting period or appropriate period, and are recognized over the length of the subscription.

Cost of sales

Cost of sales consists of the purchases the Company makes each month from the supplier (publisher) for distribution purposes.

F-19

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2007 AND 2006

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accounts receivable

The Company grants credit to its only customer and performs ongoing credit evaluations. The Company generally does not require collateral or charge interest.

The Company establishes an allowance for doubtful accounts on a case-by-case basis when it believes the required payment of specific amounts owed is unlikely to occur after a review of historical collection experience, subsequent collections and management’s evaluation of existing economic conditions.

Income taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized and measured using enacted tax rates at the balance sheet date. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities. Valuation allowances are established when necessary to reduce net deferred tax assets to amounts that are more likely than not to be realized.

Loss per share

Basic loss per share is based on net loss divided by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and potentially dilutive common stock equivalents. For the periods presented, the Company does not have any common stock equivalents.

Financial instruments

The carrying values of cash, accounts receivable, accounts payable and amount due to stockholder at October 31, 2007 approximate their fair values due to the short-term nature of these financial instruments.

The Company is exposed to credit risk with respect to its accounts receivable as credit is extended to customers based on the evaluation of their financial condition and collateral is not required. However, the Company mitigates this risk by performing ongoing credit assessments of its customers and maintains an allowance for doubtful accounts.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates include the determination of valuation allowance for future tax assets and the calculation of stock-based compensation. While management believes the estimates used are reasonable, actual results could differ from those estimates and would impact future results of operations and cash flows.

F-20

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2007 AND 2006

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent accounting pronouncements

On July 13, 2006, Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”. Interpretation 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement 109 and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Additionally, Interpretation 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Interpretation 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. The Company does not believe adoption of Interpretation 48 will have a material effect on its financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the FASB issued SFAS 159, “Fair Value Option for Financial Assets and Financial Liabilities”. The fair value option established by this statement permits all entities to choose to measure eligible items at fair value at specified election dates. Most of the provisions of this statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, applies to all entities with available-for-sale and trading securities. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company expects that this new pronouncement will have no impact on the Company’s financial statements.

NOTE 3	ECONOMIC DEPENDENCE

The Company acts as a distributor of Nuvo Magazine Ltd., and is dependent on that company as the supplier of all goods sold by the Company.

F-21

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2007 AND 2006

NOTE 4	RELATED PARTY TRANSACTIONS

Related party transactions consist of the following:

	Six Months	Six Months
	Ended	Ended
	October 31,	October 31,
	2007	2006
	(unaudited)

Management salaries	$9,569	$16,688

Management salaries for the period were paid to a beneficial stockholder of the Company.

Due to stockholder at October 31, 2007 totaled $40 and is unsecured, non-interest bearing, with no fixed maturity date.

NOTE 5	STOCKHOLDERS’ EQUITY

Between December 14, 2004 and January 28, 2005, pursuant to Rule 504 of Regulation D of the Securities Act of 1934, the Company received subscription agreements from certain investors to purchase an aggregate of 5,525,000 common shares at a purchase price of either $0.03 or $0.01 per common share for total gross proceeds of $130,750. All shares were issued prior to April 30, 2005.

NOTE 6	INCOME TAXES

Significant components of the Company’s deferred income tax assets are as follows:

	Six Months
	Ended	Year Ended
	October 31,	April 30,
	2007	2007
	(unaudited)
Deferred income tax asset:
Net operating losses carry-forward	$106,162	$121,525

Statutory income tax rates	34%	34%

Deferred income tax asset	36,095	41,319

Valuation allowance	(36,095)	(41,319)

Net deferred income tax asset	$-	$-

F-22

LEGEND MARKETING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED OCTOBER 31, 2007 AND 2006

NOTE 6	INCOME TAXES, continued

The Company, based upon its loss and management’s assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a full valuation allowance.

Reconciliation of the effective income tax rate to the U.S. statutory rates is as follows:

	Six Months	Six Months
	Ended	Ended
	October 31,	October 31,
	2007	2006
	(unaudited)

Tax expense at U.S. statutory income tax rates	34%	34%

Income (Loss)benefit computed at U.S. statutory rate	$5,079	$(11,096)

Unrecognized tax gains (losses)	(5,079)	11,096

	$-	$-

Net operating loss carry-forwards from U.S. operations totaling approximately $114,780 at October 31, 2007 are being carried forward. The net operating loss carry-forwards expire beginning in 2025 for federal income tax purposes.

2025	$27,024
2026	50,837
2027	28,301
2028	8,618

Total loss carry forward	$114,780

DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

     We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

     Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director’s duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

     Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$12.12
Printing and engraving expenses	$100.00	(1)
Accounting fees and expenses	$10,000.00	(1)
Legal fees and expenses	$20,000.00	(1)
Transfer agent and registrar fees	$2,000.00	(1)
Fees and expenses for qualification under state securities laws	$0.00
Miscellaneous	$1,000.00	(1)
Total	$33,112.12

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

     On November 30, 2004, we issued 1,750,000 common shares to Mauro Baessato at an offering price of $0.01 per share for gross offering proceeds of $17,500 in a private placement transaction pursuant to Rule 504 of Regulation D of the Securities Act of 1933. We implemented the offering restrictions required by Rule 504 of Regulation D by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. Mr. Baessato subsequently sold these 1,750,000 shares to

Franco Perrotta pursuant to the Section 4 (1 1 / 2 ) exemption under the Securities Act of 1933 on October 15, 2005. These shares are not being registered under this prospectus.

     On January 31, 2005, we issued 3,775,000 common shares to the following 37 subscribers at an offering price of $0.03 per share for gross offering proceeds of $113,250 in a private placement offering relying on Rule 504 of Regulation D of the Securities Act of 1933. We implemented the offering restrictions required by Rule 504 of Regulation D by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

Name of Stockholder	Number of Common Shares Subscribed
Wendy Parliament	50,000
Robert James Beadle	85,000
Victoria Schmitt	50,000
M. Byron Woods	85,000
Ian W. Connell	110,000
James McPherson	205,000
Janice McPherson	185,000
Laurel A. Charnetski	80,000
Jennifer Doornbosch	25,000
Jason Raymond Welsh	55,000
Tracey Heyes	50,000
Greg Heyes	60,000
C. Dobson	75,000
Louise A. Welsh	60,000
Jordan D. Welsh	100,000
K. Noseworthy	55,000
Kenneth John Charnetski	90,000
Daria Moss	150,000
Melvin Moss	75,000
Glenda Marshall	125,000
Joanne Chan	75,000
Jennie Cho	75,000
Diane Michelle Chan	35,000
Kyong Soon Ramos	35,000
Justin Patrick Chan	35,000
Christine Kilbourn	235,000
Arezoo A. Aliperti	100,000
Fiore Aliperti	100,000
Derek Feswick	50,000
Fatemah F. Kashani	50,000
Omid Karimy	50,000
Michael Krasny	75,000
Justin Hovis	150,000
Randy Rinaldo	215,000
Richard Velenosi	225,000
Jordana Hovis	245,000
Martino Ciambrelli	255,000

Item 27 EXHIBITS

Exhibit	Description
Number

3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2 filed on March 12, 2007).

3.2	Bylaws (incorporated by reference from our registration statement on Form SB-2 filed on March 12, 2007).

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

10.1

Subscription Agreement between Legend Marketing, Corp. and the investors as set out in Item 26 of the Form SB-2. (incorporated by reference from our registration statement on Form SB-2 filed on March 12, 2007).

10.2

Master Purchase, Supply and Distribution Agreement between Legend Marketing, Corp. and Nuvo Magazine, Ltd. dated on November 20, 2004. (incorporated by reference from our registration statement on Form SB-2 filed on March 12, 2007).

10.3

Amending Agreement to Master Purchase, Supply and Distribution Agreement between Legend Marketing Corp. and NUVO Magazine, Ltd. dated February 1, 2007 (incorporated by reference from our registration statement on Form SB-2 filed on January 7, 2008).

10.4

Second Amending Agreement to Master Purchase, Supply and Distribution Agreement between Legend Marketing Corp. and NUVO Magazine, Ltd. dated December 17, 2007 (incorporated by reference from our registration statement on Form SB-2 filed on January 7, 2008).

21	Subsidiaries of Legend Marketing, Corp. 0710154 B.C. Ltd. (British Columbia)

23.1*	Consent of Pannell Kerr Forster (registered with PCAOB as Smythe Ratcliffe LLP, Chartered Accountants)

*Filed herewith.

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on January 29, 2008

LEGEND MARKETING, CORP.

/s/ Franco Perrotta

By: Franco Perrotta, President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: January 29, 2008

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Franco Perrotta as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Franco Perrotta

By: Franco Perrotta, President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: January 29, 2008